Exhibit 99.1

Mimecast Shareholders Approve Permira Transaction

LEXINGTON, Mass., March 11, 2022 — Mimecast Limited (NASDAQ: MIME) announced today at the company’s special meeting that its shareholders voted to approve the company’s pending acquisition by funds advised by Permira.

“I thank our shareholders for their strong support of this transaction and of Mimecast throughout our company’s history,” said Peter Bauer, chairman and chief executive officer of Mimecast. “With this significant milestone now behind us, we look forward to completing the transaction with Permira and delivering immediate and premium value to our shareholders. As a private company supported by Permira, we will be well positioned to continue to strengthen the cybersecurity and resilience of organizations around the world.”

Based on a preliminary tabulation of the shareholder vote, approximately 99.76% of votes cast were in favor of the proposed transaction, representing approximately 75.30% of all outstanding shares.

The final voting results on the proposals voted on at the special meeting will be set forth in a Form 8-K filed by Mimecast with the U.S. Securities and Exchange Commission.

Under the terms of the previously announced transaction, funds advised by Permira will acquire all outstanding ordinary shares of Mimecast for $80.00 per share in cash. The transaction is expected to close in the first half of 2022, subject to regulatory approvals. Upon completion of the transaction, Mimecast will become a privately held company and the ordinary shares of Mimecast will no longer be listed on any public market.

Mimecast: Relentless protection. Resilient world. ™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond

Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iii) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the response of competitors to the proposed transaction; (v) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vi) the ability to meet expectations regarding the timing and completion of the proposed transaction; (vii) significant costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (x) the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission (SEC). As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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